Exhibit 99.1

Soluna Announces November Site Level Financials

Financial Results Accelerating; Remains On Track to Deliver over 1EH/s by End of Q1’22

NEW YORK, December 13, 2021 – Soluna Holdings, Inc. (Nasdaq: SLNH), a developer of green data centers for cryptocurrency mining and other intensive computing, announced today the release of its November site level financials, business update and outlook.

Michael Toporek, CEO of MTI stated, "Our team delivered another solid month of strong performance. We expect financial results to accelerate over the next several months as we remain on track to deliver over 1EH/s by the end of Q1 next year. That should drive a yearly revenue run-rate exceeding $61 million and cash contribution margin over $40 million. It is extremely gratifying to see our team executing at this level.”

Key Summary Highlights for November 2021

●	Strong financial results continuing to scale and will accelerate over the next several months

●	Current yearly cash contribution margin run-rate at $23.3 million

●	Currently at 623 PH/s (December 9th), expect to hit 722 PH/s in +/- 30 days due to supply chain issues

●	Targeted 912 PH/s by end of Q1 2022 and expect to exceed that with over 1 EH/s

●	Expect to have Sophie (Anaconda) scaled up to 25 MW and fully energized by December 31st

●	Continue to carefully ramp and test infrastructure

*all numbers below exclude legacy hosting

($ in 000s; Unaudited)*	Q1 2021	Q2 2021	Q3 2021	Oct 2021	Nov 2021
Revenue	$995	$1,657	$2,368	$2,142	$2,632
Contribution Margin	$744	$1,261	$1,703	$1,444	$1,943

Annualized Revenue	$3,980	$6,628	$9,472	$25,704	$31,583
Annualized Contribution Margin	$2,976	$5,044	$6,812	$17,328	$23,311

A presentation and corresponding video is available on the Company’s website at
solunacomputing.com/investors/updates/monthlyflashnovember2021

About Soluna Holdings, Inc.

Soluna Holdings, Inc. (Nasdaq: SLNH) is the leading developer of green data centers that convert excess renewable energy into global computing resources. Soluna builds modular, scalable data centers for computing intensive, batchable applications such as cryptocurrency mining, AI and machine learning. Soluna provides a cost-effective alternative to battery storage or transmission lines. Soluna's MTI Instruments division manufactures precision tools and testing equipment for electronics, aviation, automotive, power and other industries. Both Soluna and MTI Instruments use technology and intentional design to solve complex, real-world challenges. Up to 30% of the power of renewable energy projects can go to waste. Soluna’s data centers enable clean electricity asset owners to ‘Sell. Every. Megawatt.’

For more information about Soluna, please visit www.solunacomputing.com or follow us on LinkedIn at linkedin.com/solunaholdings and Twitter @SolunaHoldings.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this communication, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the filing of the registration statement and its ability to provide the Company with important financial flexibility and access to additional forms of growth capital, especially non-dilutive instruments, and the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, the SEC declaring the registration statement effective or the Company’s ability to raise capital using the registration statement if and when it is declared effective, the Company’s ability to establish and maintain the proprietary nature of its technology through the patent process, as well as its ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's filings with the SEC, including the registration statement and its periodic reports.

Investor Relations:

Kirin Smith, President
PCG Advisory, Inc.
646.823.8656
Ksmith@pcgadvisory.com